Filed Pursuant to Rule 424(b)(5)
Registration No. 333-165814

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 31, 2010)

25,000,000 Units

Units Consisting of
One Share of Common Stock and
a Warrant to Purchase one-half of a Share of Common Stock

_____________________

We are offering 25,000,000 units, with each unit consisting of one share of our common stock and a warrant to purchase one-half of a share of our common stock (and the shares of common stock issuable from time to time upon exercise of the offered warrants), pursuant to this prospectus supplement and the accompanying prospectus.  The purchase price for each unit is $0.80.  Each warrant will have an exercise price of $0.80 per share and will be exercisable on or after the closing date of this offering through and including close of business on April 10, 2016. The units will not be certificated and the common stock and warrants will be immediately separable and will be separately transferable immediately upon issuance, but will be purchased together in this offering.

Our common stock is presently quoted on the OTC Bulletin Board under the symbol “PYMX.” There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.  On April 5, 2011, the last reported sale price of our common stock on the OTC Bulletin Board was $0.79 per share.

_____________________

Our business and an investment in our securities include significant risks.  See “Risk Factors” beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Unit	Total
Public offering price	$ 0.800	$ 20,000,000
Underwriting discount[1]	$ 0.048	$ 1,200,000
Proceeds, before expenses, to us	$ 0.752	$ 18,800,000
[1] See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted an option to the underwriters to purchase up to 3.75 million additional units. The underwriters may exercise this option at any time within 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the units against payment on or about April 11, 2011.

_____________________

Cowen and Company

Roth Capital Partners	Rodman & Renshaw, LLC

Noble Financial Capital Markets

April 5, 2011

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of units and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. To the extent there is a conflict between the information contained in this prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement or such free writing prospectus, as the case may be, provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related “free writing prospectus” required to be filed with the Securities and Exchange Commission, or SEC. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not making an offer to sell the units in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such “free writing prospectus” and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below, in the accompanying prospectus and any “free writing prospectus” we may authorize to be delivered to you.

Unless the context otherwise requires, in this prospectus, “PolyMedix,” the “Company,” “we,” “us,” “our” and similar names refer to PolyMedix, Inc. and its wholly owned subsidiary PolyMedix Pharmaceuticals, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and in any free writing prospectus that we have authorized for use in connection with this offering, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our financial condition, operations, plans, objectives, goals, business strategies, future events, capital expenditures, future results, our competitive strengths, and the trends in our industry are forward-looking statements. The words “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions, as they relate to us, are intended to identify forward-looking statements.

Forward-looking statements reflect only our current expectations. In any forward-looking statement, where we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith as of the date of such statement and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. Our actual results, performance or achievements could differ materially from those expressed in or inferred from the forward-looking statements due to a number of uncertainties, many of which are unforeseen, including:

➢             our need for, and the availability of, substantial capital in the future to fund our operations and planned clinical trials;

➢             the conditions in the capital markets and the biopharmaceutical industry that make raising capital or entering into strategic arrangements difficult and expensive;

➢             the timing of our product development and evaluation;

➢             the timing and magnitude of expenditures we may incur in connection with our ongoing research and development activities;

➢             the results of our preclinical and clinical trials, including regulatory approvals necessary for advancement and continuation of our development programs;

➢             the maintenance of our existing licenses with the University of Pennsylvania (Penn) and the University of Massachusetts (UMass);

➢             the success, timing and financial consequences of our formation of new business relationships and alliances; and

➢             the timing and volume of sales of products for which we may obtain marketing approval.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, as well as the exhibits filed with, or incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and the Registration Statement, completely and with the understanding that our actual future results may be materially different from what we expect.  In addition, you should refer to the “Risk Factors” section beginning on page S-8 of this prospectus supplement and the risks set forth under “Item 1A. Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated by reference in the accompanying prospectus.  Because of these factors or others, the forward-looking statements in this report may not prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. Accordingly, you should not place undue reliance on these forward-looking statements.

You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement or the accompanying prospectus, as the case may be.  All subsequent written and oral forward looking statements attributable to us or the persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to update any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.  We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the entire accompanying prospectus, including the “Risk Factors” section beginning on page S-8 of this prospectus supplement and the financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

About PolyMedix, Inc.

Overview

We are a biotechnology company focused on developing small synthetic molecule compounds that mimic the activity of large natural protein molecules for the treatment of infectious diseases and acute cardiovascular disorders.  Using our proprietary computational drug design technology, we have created novel defensin mimetic antibiotic compounds and heparin antagonist compounds (or “heptagonists”), and other drug compounds intended for human therapeutic use.  The following chart illustrates the current stage of development of our internally developed pipeline along with planned development timings for our two lead programs that are in clinical development:

Note: Other pipeline opportunities are primarily funded through government grants and contracts.

You can get more information regarding our business and industry by reading our annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 7, 2011 and the other reports we file with the SEC.

Corporate Information

PolyMedix, Inc. (formerly known as BTHC II Acquisition Corp.) was originally organized in the State of Texas as BTHC II LLC, a public shell company. On September 29, 2004, BTHC II LLC and its sister companies filed an amended petition under Chapter 11 of the United States Bankruptcy Code. On November 22, 2004, the court approved BTHC II LLC’s Amended Plan of Reorganization. On March 24, 2005, and in accordance with its Amended Plan of Reorganization, BTHC II LLC changed its state of organization from Texas to Delaware by merging with and into BTHC II Acquisition Corp., a Delaware corporation formed solely for the purpose of effecting the reincorporation. After this merger, BTHC II Acquisition Corp. became the public shell company.

PolyMedix Pharmaceuticals, Inc. (formerly known as PolyMedix, Inc.) was incorporated on August 8, 2002 in the State of Delaware as PolyMedix, Inc. to serve as a biotechnology company focused on treating infectious diseases. On October 6, 2005, the former BTHC II Acquisition Corp. entered into an Agreement and Plan of Merger and Reorganization with the former PolyMedix, Inc., pursuant to which the stockholders of the former PolyMedix, Inc. exchanged their equity ownership interests in the former PolyMedix, Inc. for an aggregate 94% equity ownership interest in the former BTHC II Acquisition Corp. Pursuant to the Agreement and Plan of Merger and Reorganization, the former PolyMedix, Inc. merged with a wholly-owned subsidiary of the former BTHC II Acquisition Corp. and, as such, became a wholly-owned subsidiary of the former BTHC II Acquisition Corp.

At the time of the merger, the former BTHC II Acquisition Corp. had no operations and no assets or liabilities. Because the stockholders of the former PolyMedix, Inc. exchanged their equity ownership interests in the former PolyMedix, Inc. for an aggregate 94% equity ownership interest in the former BTHC II Acquisition Corp., the former PolyMedix, Inc. was, for accounting purposes, the surviving entity of the merger. Accordingly, all financial information included in this prospectus for periods prior to the merger is for the former PolyMedix, Inc.

On February 24, 2006, the former BTHC II Acquisition Corp. changed its corporate name to PolyMedix, Inc., and the former PolyMedix, Inc. changed its corporate name to PolyMedix Pharmaceuticals, Inc.

Our principal executive offices are located at 170 N. Radnor-Chester Road, Suite 300, Radnor, Pennsylvania 19087. Our telephone number is (484) 598-2400 and our website address is www.polymedix.com. Information included or referred to on our website is not a part of this prospectus.

The Offering

For a more complete description of the terms of the common stock and warrants included in the units being offered by this prospectus supplement and the accompanying prospectus, see “Description of Securities” on page S-28 of this prospectus supplement.

Securities offered by us:

25,000,000 units.  Each unit consists of one share of our common stock and a warrant to purchase one-half of a share of our common stock. The units will not be certificated and the common stock and warrants will be immediately separable and separately transferable immediately upon issuance.  This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the warrants.

Description of warrants:	The warrants will be exercisable on or after the closing date of this offering through and including close of business on April 10, 2016 at an exercise price of $0.80 per share.
Common stock to be outstanding after this offering:	105,999,610 shares (assuming none of the warrants issued in this offering are exercised).
Overallotment option:	3.75 million units.
Use of proceeds:	We currently intend to use the net proceeds from this offering to conduct additional clinical trials for PMX 30063 and PMX-60056 and for general corporate purposes.
Risk Factors:

See “Risk Factors” in this prospectus supplement and the accompanying prospectus and “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as the same may be updated from time to time by filings under the Exchange Act that we incorporate by reference herein and in the accompanying prospectus, for a discussion of or reference to important factors you should consider carefully in deciding whether to invest in our securities.

The number of shares of our common stock to be outstanding after this offering is based on 80,999,610 shares of common stock outstanding as of April 5, 2011. Unless specifically stated otherwise, the information in this prospectus supplement excludes:

•         12,000,000 shares of common stock reserved for issuance upon puts pursuant to our $10 million Equity Line with Dutchess Equity Fund, L.P. that we established in May, 2009, which we refer to as our Equity Line;

•         2,488,677 shares of common stock reserved for issuance under various outstanding warrant agreements, at an exercise price of $1.10;

•         28,653,495 shares of common stock reserved for issuance under the Series A and Series B Warrants, including placement agent warrants, at an exercise price of $1.00;

•         6,417,000 shares of common stock reserved for issuance under the Series C Warrants, including placement agent warrants, at an exercise price of $1.25;

•         627,586 shares of common stock reserved for issuance under the warrant issued to Hercules Technology II, L.P. in connection with the signing of a Loan Security Agreement, at an exercise price of $1.16;

•         15,591,500 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.28 per share, as of December 31, 2010; and

•         11,001,694 shares of common stock reserved for future issuance under our stock plans, as of December 31, 2010.

Unless otherwise specifically stated, information throughout this prospectus supplement assumes (i) no exercise of outstanding options or warrants to purchase shares of our common stock, (ii) that we have not drawn down on our Equity Line or (iii) no exercise by the underwriters of their option to purchase additional units.

RISK FACTORS

An investment in our securities involves risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as the risk factors beginning on page 18 of our Annual Report on Form 10-K for the year ended December 31, 2010 and any subsequently filed periodic reports which are incorporated by reference in the accompanying prospectus before deciding whether an investment in our securities is suitable for you. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to this Offering and Our Common Stock

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per unit being offered is substantially higher than the net tangible book value per share of our common stock. As a result, you will suffer substantial dilution in the net tangible book value of the common stock included as part of the units you purchase in this offering. Based on the public offering price of $0.80 per unit, if you purchase units in this offering, you will suffer immediate and substantial dilution of $0.54 per share in the net tangible book value of the common stock.  If the underwriters exercise in full their option to purchase 3.75 million additional units at the public offering price of $0.80 per unit, the adjusted net tangible book value of the common stock after this offering would be $0.28 per share, representing an increase in net tangible book value of the common stock of $0.17 per share to existing stockholders and immediate dilution in net tangible book value of the common stock of $0.52 per share to new investors purchasing our common stock in this offering at the public offering price.  See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase units in this offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including in an offering of our common stock, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

In connection with this offering, all of our executive officers and directors have entered into lock-up agreements with the underwriters for this offering. As a result of these lock-up agreements, approximately 13,249,629 shares are subject to a contractual restriction on resale through the date that is 90 days after the date of this prospectus supplement. The market price for shares of our common stock may decline if stockholders not subject to lock-up agreements sell a substantial number of shares, if stockholders subject to the lock-up agreements sell a substantial number of shares when the restrictions on resale lapse, or if the underwriters waive the lock-up agreements and allow such stockholders to sell some or all of their shares.

None of our other existing shareholders have entered into lock-up agreements with the underwriters for this offering. Substantially all of the shares of common stock held by such stockholders are freely tradable or tradable under Rule 144. If our existing stockholders sell a large number of shares of our common stock or the public market perceives that existing stockholders might sell shares of common stock, the market price of our common stock could decline significantly.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering to conduct additional clinical trials for PMX‑30063 and PMX-60056 and for general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Our common stock price is volatile, our stock is highly illiquid, and any investment in our securities could decline substantially in value.

Our common stock is currently quoted on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. In light of our small size and limited resources, as well as the uncertainties and risks that can affect our business and industry, our stock price is expected to continue to be highly volatile and can be subject to substantial drops, with or even in the absence of news affecting our business. The following factors, in addition to the other risk factors described herein and the potentially low volume of trades in our common stock, may have a significant impact on the market price of our common stock, some of which are beyond our control:

•         results and timing for achievements of preclinical and clinical milestones;

•         commercial success of approved products;

•         corporate partnerships;

•         technological innovations by us or competitors;

•         changes in laws and government regulations both in the U.S. and overseas;

•         changes in key personnel at our company;

•         developments concerning proprietary rights, including patents and litigation matters;

•         public perception relating to the commercial value or safety of any of our product candidates;

•         future sales of our common stock;

•         future issuance of our common stock causing dilution;

•         anticipated or unanticipated changes in our financial performance or future prospects;

•         general trends related to the biopharmaceutical and biotechnological industries; and

•         general conditions in the stock market.

The stock market in general has experienced relatively large price and volume fluctuations. In particular, the market prices of securities of smaller biotechnology companies have experienced dramatic fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in its value. You should also be aware that price volatility may be worse if the trading volume of the common stock remains limited or declines.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  Because a significant portion of our operations has been and will continue to be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop our product candidates and continue our current operations.  If our stock price declines, it may be more difficult to raise additional capital.  If we are unable to raise sufficient capital in the future, and we are unable to generate funds from operations sufficient to meet our obligations, we will not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors.  Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will likely result in the dilution of our existing stockholders.

Our certificate of incorporation authorizes the issuance of up to 250,000,000 shares of common stock with a $0.001 par value and 10,000,000 preferred shares with a par value of $0.001, of which approximately 81,000,000 common shares were issued and outstanding as of December 31, 2010. We may need to increase our authorized share count in order to issue additional shares of common stock in the future. From time to time we also will increase the number of shares available for issuance in connection with our equity compensation plans and we may issue awards to our employees outside the terms of our stock plans. As of December 31, 2010, we had approximately 11,002,000 additional shares of common stock reserved for future issuance under our stock plans. Our board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock and may choose to issue some or all of such shares to provide additional financing or acquire more businesses in the future.

Moreover, in the past, we issued warrants and options to acquire shares of common stock. As of December 31, 2010, we had warrants and options to purchase an aggregate of approximately 53,779,000 shares of our common stock outstanding.  In addition, our Equity Line with Dutchess Opportunity Fund, II contemplates the issuance of up to 12,000,000 shares of our common stock to Dutchess, subject to certain restrictions and obligations.

The issuance of any securities for acquisition, licensing or financing efforts, upon conversion of any preferred stock or exercise of warrants and options, pursuant to our equity compensation plans, or otherwise may result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current stockholders. Further, such issuance may result in a change in control of our corporation.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker‑dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non‑institutional customers, broker‑dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker‑dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We have never paid dividends on our common stock and do not anticipate paying any in the foreseeable future.

We have never declared or paid a cash dividend on our common stock and we do not expect to pay cash dividends in the foreseeable future.  If we do have available cash, we intend to use it for research and development of our product candidates and for general corporate purposes.

Sales of a substantial number of shares of our common stock into the public market, including shares of common stock that we may issue to Dutchess pursuant to our Equity Line, may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.

We have registered the resale by Dutchess of a maximum of 12,000,000 shares of common stock that may be issued to Dutchess pursuant to our Equity Line. The common stock to be issued to Dutchess pursuant to the Investment Agreement with Dutchess will be sold at a 5% discount to the volume weighted average price (VWAP) of our common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Dutchess, subject to certain exceptions. Dutchess has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.

Sales of a substantial number of shares of our common stock in the public market, including shares of common stock that we may issue to Dutchess pursuant to our Equity Line, could cause a reduction in the market price of our common stock. To the extent stockholders sell shares of common stock, the price of our common stock may decrease due to the additional shares of common stock in the market.

Any significant downward pressure on the price of our common stock as stockholders sell their shares could encourage short sales by our stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Delaware law, our stockholder rights plan, and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay and discourage takeover attempts that stockholders may consider favorable.

Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and applicable provisions of Delaware corporate law may make it more difficult for or prevent a third party from acquiring control of us or changing our board of directors and management. These provisions include:

•         the ability of our board of directors to issue preferred stock with voting or other rights or preferences;

•         limitations on the ability of stockholders to amend our charter documents, including stockholder supermajority voting requirements;

•         requirements that special meetings of our stockholders may only be called by the chairman of our board of directors, our president, or upon a resolution adopted by, or an affirmative vote of, a majority of our board of directors; and

•         advance notice procedures our stockholders must comply with in order to nominate candidates for election to our board of directors or to place stockholders’ proposals on the agenda for consideration at meetings of stockholders.

We will also be afforded the protections of Section 203 of the Delaware General Corporation Law, which will prevent us from engaging in a business combination with a person who acquires at least 15% of our common stock for a period of three years from the date such person acquired such common stock, unless board or stockholder approval were obtained.

We review these provisions from time to time. Any delay or prevention of a change in control transaction or changes in our board of directors or management could deter potential acquirers or prevent the completion of a transaction in which our stockholders could receive a premium over the then current market price for their shares.

In addition, we have a stockholder rights plan pursuant to which we distributed rights to purchase shares of our Series C Preferred Stock. The rights become exercisable upon the earlier of ten business days after a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, 15% or more of our common stock then outstanding or ten business days after the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of our common stock then outstanding. These rights may cause substantial dilution to a person or group that attempts to acquire us (or which otherwise acquires 15% or more of our common stock) on terms or in a manner not approved by our board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of these rights. Accordingly, these rights could delay or discourage someone from acquiring our business, even if doing so would benefit our stockholders.

Risks Related to Our Business

We have incurred losses since inception and anticipate that we will continue to incur losses for the foreseeable future.

We are a development stage company with a limited operating history.  As of December 31, 2010, we had an accumulated deficit of approximately $64,204,000.  We expect to continue to incur significant and increasing operating losses, in the aggregate and on a per share basis, for the foreseeable future.  These losses, among other things, have had and will continue to have an adverse effect on our results of operations, financial condition, stockholders’ equity, net current assets and working capital.

Because of the numerous risks and uncertainties associated with developing new drugs, we are unable to predict the extent of any future losses or when we will become profitable, if at all.  Currently, we have no products available for commercial sale, and, to date, we have not generated any product revenue.  We have financed our operations and internal growth primarily through equity and debt financings.  We have devoted substantially all of our efforts to research and development, including current cGMP manufacturing and current Good Laboratory Practices (cGLP) compliant toxicology, safety pharmacology, genotoxicity studies and clinical studies for our lead clinical product candidates.

If we are unable to meet our needs for additional funding in the future, we will be required to limit, scale back or cease operations.

We do not currently have the funding resources necessary to carry out all of our proposed operating activities.  We will need to obtain additional financing in the future in order to fully fund these product candidates through the regulatory approval process. Costs of our proposed activities unrelated to our two lead product candidates would be in addition to these estimates.

We believe that our current cash and investment balances as of the date of this filing will be sufficient to fund the completion of our ongoing Phase 2 studies for each PMX-30063 and PMX-60056, as well as fund our operations for at least the next 12 months. If we are unable to secure adequate additional funding in the future, we may delay, scale back or eliminate certain of our planned research, drug discovery and development activities and certain other aspects of our operations and our business until such time as we are successful in securing adequate additional funding. As a result, our business may be materially and adversely affected.

Our future capital requirements will depend on many factors, including:

•         the timing and success of our clinical trials for PMX-30063 and PMX-60056;

•         continued progress of and increased spending related to our research and development activities, including our plan to hire additional research and development employees;

•         the conditions in the capital markets and the biopharmaceutical industry that make raising capital or entering into strategic arrangements difficult and expensive;

•         progress with preclinical experiments and clinical trials, including regulatory approvals necessary for advancement and continuation of our development programs;

•         changes in regulatory requirements and guidance of the FDA and other regulatory authorities,  which may require additional clinical trials to evaluate safety and/or efficacy, and thus have significant impacts on our timelines, cost projections, and financial requirements;

•         ongoing general and administrative expenses related to our being a reporting company;

•         the cost, timing, and results of regulatory reviews and approvals;

•         the maintenance of our existing licenses with the Penn and UMass;

•         the success, timing, and financial consequences of any future collaborative, licensing and other arrangements that we may establish;

•         the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•         the costs of commercializing any of our other product candidates;

•         technological and market developments;

•         the cost of manufacturing development; and

•         timing and volume of sales of products for which we obtain marketing approval.

These factors could result in variations from our currently projected operating and liquidity requirements.  Additional funds may not be available when needed, or, if available, we may not be able to obtain such funds on terms acceptable to us.  If adequate funds are unavailable, we may be required, among other things, to:

•         delay, reduce the scope of or eliminate one or more of our research or development programs;

•         license rights to technologies, product candidates or products at an earlier stage than otherwise would be desirable or on terms that are less favorable to us than might otherwise be available; or

•         obtain funds through arrangements that may require us to relinquish rights to product candidates or products that we would otherwise seek to develop or commercialize by ourselves.

Funding, especially on terms acceptable to us, may not be available to meet our future capital needs because of the state of the credit and capital markets.

Global market and economic conditions have been, and continue to be, disruptive and volatile. The debt and equity capital markets have been impacted by significant write-offs in the financial services sector and the re-pricing of credit risk in the broadly syndicated market, among other things. These events have negatively affected general economic conditions and it is uncertain when the credit and capital markets will stabilize or improve.

In particular, the cost of raising money in the debt and equity capital markets has increased substantially while the availability of funds from those markets has diminished significantly. Also, as a result of concern about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets has increased as many lenders and institutional investors have increased interest rates, enacted tighter lending standards and reduced and, in some cases, ceased to provide funding to borrowers. Low valuations and decreased appetite for equity investments, among other factors, may make the equity markets difficult to access on acceptable terms or unavailable altogether.

If funding is not available when needed, or is available only on unfavorable terms, meeting our capital needs or otherwise taking advantage of business opportunities may become challenging, which could have a material adverse effect on our business plans.

We have a Loan and Security Agreement with Hercules Technology II, L.P., who is a secured creditor of ours and has certain remedies available to it in the event we default on our loan.

If we become unable to make our principal and interest payments to Hercules on a timely basis, fail to uphold any of the covenants set forth in the loan and security agreement, experience a material adverse effect, or experience any other event of default under the loan and security agreement, we will be in default of our loan obligations.  We have granted Hercules a security interest in our personal property other than intellectual property.  Hercules, as a secured creditor, has certain remedies available to it in the event of our default which could result in the acceleration of any of our obligations under the agreement, our inability to request further advances, and seizure of some or all of our assets to satisfy our loan obligations.

We may not be able to access sufficient funds under our Equity Line with Dutchess Opportunity Fund, II, when needed.

Our ability to put shares to Dutchess and obtain funds under our Equity Line is limited by the terms and conditions in the Investment Agreement with Dutchess, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Dutchess at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to Dutchess to the extent that it would cause Dutchess to beneficially own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

Development of our product candidates is a lengthy, expensive and uncertain process that requires investment of substantial amounts of time and money that may not yield viable products, which may cause our business and results of operations to suffer.

We face the risks of failure inherent in developing drugs based on new technologies and particularly those with novel mechanisms of action. Product candidates with novel mechanisms of action may receive increased scrutiny by the FDA and other regulatory bodies due to the greater uncertainty and questions regarding potential novel toxicities, which could result in requirements for additional safety and other studies, which, if required, would increase the time and cost of development. None of our product candidates have received regulatory approval for commercial sale and our product candidates may never be commercialized. In addition, all of our product candidates are in the early stages of development and certain of our programs are on hold until we are able to obtain and allocate sufficient resources, including financing. The progress and results of any ongoing or future clinical trials or future pre-clinical testing are uncertain, and if our product candidates do not receive regulatory approvals, our business, operating results, financial condition and cash flows will be materially adversely affected. Our product candidates are not expected to be commercially available for several years, if at all. Our development programs require a significant amount of cash to support the development of product candidates. We will need to obtain additional financing in the future. We may not be able to obtain such additional financing on terms acceptable to us or at all.

In addition, a number of potential drugs, including drugs intended to be utilized for similar indications as our product candidates, have shown promising results in early studies, but failed in subsequent clinical trials and/or failed to obtain necessary regulatory approvals. Data obtained from such studies are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. Regulatory authorities may refuse or delay approval as a result of many other factors, including changes in regulatory policy during the period of product development.

The FDA is actively working to revise certain of its guidance and in August 2010 issued draft guidance for clinical trial conduct, evaluation, clinical endpoints, and requirements for regulatory approval for antibiotic product candidates intended for use in acute bacterial infections, including skin and skin structure infections (ABSSSI), which has been the intended first clinical indication for PMX-30063.  Based on the potential impacts of revised final FDA guidance, there may be delays in the conduct of clinical trials in the United States.  Furthermore, there has not been a new product candidate for heparin reversal considered by the FDA in recent years, and there has never to date been a product candidate for reversal of LMWH considered by the FDA.  The FDA and/or other foreign regulatory authorities may in the future request clinical trial parameters that result in clinical trials that are too expensive or too difficult to demonstrate pharmacoeconomic and therapeutic benefits compared to current therapy. As a result, our present plans for clinical development, including the cost and timing for development of our product candidates, may ultimately be substantially different than our present expectations, and there is no way of predicting what impacts on our timelines, cost projections, and clinical trials requirements may result from these changes in policy, requirements, standards, and guidance of the FDA and other regulatory authorities.

Completion of clinical trials may take many years. The length of time required varies substantially according to the type, complexity, novelty and intended use of the product candidate. The FDA and/or other foreign regulatory authorities monitor the progress of each phase of testing, and may require the modification, suspension, or termination of a trial if it is determined to present excessive risks to patients. The clinical trial process may also be accompanied by substantial delay and expense and the data generated in these studies ultimately may not be sufficient for marketing approval by the FDA and/or other foreign regulatory authorities. Our rate of commencement and completion of clinical trials may be delayed by many factors, including:

•         our inability to manufacture or obtain sufficient quantities of materials for use in clinical trials;

•         variability in the number and types of patients available for each study;

•         difficulty in maintaining contact with patients after treatment, resulting in incomplete data;

•         safety issues or side effects;

•         poor or unanticipated effectiveness of products during the clinical trials;

•         government or regulatory delays; and/or

•         changes in regulatory requirements and guidance of the FDA and other regulatory authorities,  which may require additional clinical trials to evaluate safety and/or efficacy, and thus have significant impacts on our timelines, cost projections, and financial requirements.

Notwithstanding our efforts during the application process and the submission of any requested additional information, the FDA and/or other foreign regulatory authorities ultimately may decide that the application does not satisfy the regulatory criteria for approval and refuse to approve the application.  Furthermore, the FDA and/or other foreign regulatory authorities may prevent us from marketing a product candidate under a label for its desired indications or place other conditions, including restrictive labeling, on distribution as a condition of any approvals, which may impair commercialization of the product.

We are a development stage company, which makes it difficult to evaluate our existing business and business prospects and increases the risk that the value of any investment in our company may decline.

We are a development stage company and to date, our only revenues have been from research grants and contracts.  We will not be able to generate revenue from product sales or royalties unless and until we receive regulatory approval and begin commercialization of our product candidates or otherwise out‑license our compounds.  We are not certain of when, if ever, that will occur.  Although we intend to introduce products, we may not do so.  Because the expected markets for our products are not established, uncertain and evolving, and because we are a development stage company, it is difficult to assess or predict the growth rate, if any, and the size of this market.  We may not develop additional product candidates or be able to introduce products, a market for our products may not develop, and/or our products may not achieve market acceptance.

If our product candidates are not demonstrated to be sufficiently safe and effective in clinical trials, they will not receive regulatory approval and we will be unable to commercialize them and our business and results of operations will suffer.

Our product candidates must satisfy rigorous standards of safety and efficacy before they can be approved by the FDA and/or other foreign regulatory authorities for commercial use.  The FDA and foreign regulatory authorities have full discretion over this approval process.  We will need to conduct significant additional research, involving testing in animals and in humans, before we can file applications for product approval.  Typically, in the pharmaceutical industry there is a high rate of attrition for product candidates in pre‑clinical testing and clinical trials.  Also, satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources.  Success in pre‑clinical testing and early clinical trials does not ensure that later clinical trials will be successful.  For example, a number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials and in interim analyses.  In addition, delays or rejections may be encountered based upon additional government regulation, including any changes in regulatory policy, during the process of product development, clinical trials and regulatory approvals.

If we are not able to retain our current management and advisory team and attract and retain qualified scientific, technical and business personnel, our business will suffer.

We are highly dependent on our executive officers and other key management and technical personnel, including Nicholas Landekic, Richard Scott, Ph.D., Edward Smith, and Bozena Korczak, Ph.D.  The loss of any of them could have a material adverse effect on our future operations.  We presently do not maintain “key person” life insurance policies on any of our personnel.

Our success is also dependent on our ability to attract, retain and motivate highly trained technical, marketing, sales and management personnel for the development, maintenance and expansion of our activities.  We may not be able to retain our existing personnel or attract additional qualified employees.  The loss of key personnel or the inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, financial condition and results of operation.

Our success is dependent on the continuation of certain licensing arrangements and other strategic relationships with third parties.  These arrangements and relationships may not continue and we may not be successful in entering into other similar arrangements and relationships.

All of our product candidates are licensed from or based upon licenses from either Penn or UMass.  If either or any of these license agreements, or the related consulting arrangements, are properly terminated, our ability to advance our current product candidates or develop new product candidates will be materially adversely affected.

We depend, and will continue to depend, on these arrangements, and potentially on other licensing arrangements and/or strategic relationships with third parties for the research, development, manufacturing and commercialization of our product candidates.  If any of our licenses or relationships are terminated or breached, we may:

•         lose our rights to develop and market our product candidates;

•         lose patent and/or trade secret protection for our product candidates;

•         experience significant delays in the development or commercialization of our product candidates;

•         not be able to obtain any other licenses on acceptable terms, if at all; and/or

•         incur liability for damages.

Licensing arrangements and strategic relationships in the pharmaceutical and biotechnology industries can be very complex, particularly with respect to intellectual property rights.  Disputes may arise in the future regarding ownership rights to technology developed by or with other parties.  These and other possible disagreements between us and third parties with respect to our licenses or our strategic relationships could lead to delays in the research, development, manufacture and commercialization of our product candidates.  These third parties may also pursue alternative technologies or product candidates either on their own or in strategic relationships with others in direct competition with us.  These disputes could also result in litigation or arbitration, both of which are time consuming and expensive, and could require significant time and attention from our management.

Even if regulatory authorities approve our product candidates, they may not be commercially successful.

Our product candidates may not be commercially successful because physicians, government agencies and other third party payors may not accept them, or the potential markets may prove smaller than we estimate.  Third parties may develop superior products or have proprietary rights that preclude us from marketing our products.  We also expect that most of our product candidates will be very expensive, if approved.  If we do obtain regulatory approval for any of our product candidates, we will need to achieve patient acceptance and demand in order to be commercially successful.  Patient acceptance of and demand for any product candidates will depend upon many factors, including but not limited to, the extent, if any, of reimbursement of drug and treatment costs by government agencies and other third party payers, pricing, the safety and effectiveness of alternative products, and the prevalence and severity of side effects associated with our products.  If we are unable to demonstrate pharmacoeconomic and therapeutic benefits, we will not achieve product acceptance and sufficient demand, and our operating results and financial condition will be materially adversely affected.

We do not currently have sales, marketing or distribution capabilities.  If we fail to effectively sell, market and distribute any product candidate for which we receive regulatory approval, our business and results of operations will suffer.

If we are unable to create sales, marketing and distribution capabilities or enter into agreements with third parties to perform these functions, we will not be able to successfully commercialize any of our product candidates that may receive regulatory approval in the future.  We currently have no sales, marketing or distribution capabilities.  In order to successfully commercialize any of our product candidates, we must either internally develop sales, marketing and distribution capabilities or make arrangements with third parties to perform these services.

If we do not develop a marketing and sales force with technical expertise and supporting distribution capabilities, we will be unable to market any of our products directly.  To promote any of our products through third parties, we will have to locate acceptable third parties for these functions and enter into agreements with them on acceptable terms and we may not be able to do so.  In addition, any third‑party arrangements we are able to enter into may result in lower revenues than we could have achieved by directly marketing and selling our products.

We may suffer losses from product liability claims.

Any of our product candidates could cause adverse events to patients, such as immunologic or allergic reactions.  These reactions may not be observed in clinical trials, but may nonetheless occur after commercialization.  If any of these reactions occur, they may render our product candidates ineffective in some patients and our sales would suffer.

We may be susceptible to product liability lawsuits from events arising out of the use of product candidates in clinical studies.  If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of any products or product candidates.  Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products.  We may not be able to avoid product liability claims. Product liability insurance for the pharmaceutical and biotechnology industries is generally expensive, if available at all.  If we are unable to protect against potential product liability claims, we may be unable to commercialize our product candidates.  A successful product liability claim brought against us in excess of our insurance coverage may cause us to incur substantial liabilities and, as a result, our business may fail.

Due to our reliance on third party manufacturers, suppliers and research organizations, we may be unable to implement our manufacturing, supply and clinical operations strategies, which would materially harm our business.

If our current and future licensing, manufacturing and supply strategies are unsuccessful, then we may be unable to complete any preclinical or clinical trials and/or commercialize our product candidates in a timely manner, if at all.  Completion of any preclinical or clinical trials and/or commercialization of our product candidates will require access to, or development of, facilities to manufacture a sufficient supply of our product candidates, or the ability to license them to other companies to perform these functions.  We do not have the resources, facilities or experience to manufacture our product candidates on our own and do not intend to develop or acquire facilities for the manufacture of product candidates for pre‑clinical trials, clinical trials or commercial purposes in the foreseeable future.  We intend to continue to license technology and/or rely on contract manufacturers to produce sufficient quantities of our product candidates necessary for any pre‑clinical or clinical testing we undertake.  Such contract manufacturers may be the sole source of production and may have limited experience at manufacturing, formulating, analyzing, filling and finishing our types of product candidates.

We also intend to rely on third parties to supply the components that we will need to develop, test and commercialize all of our product candidates.  There may be a limited supply of these components.  We might not be able to enter into agreements that assure us of the availability of such components in the future from any supplier.  Our potential suppliers may not be able to adequately supply us with the components necessary to successfully conduct our pre‑clinical and clinical trials and/or to commercialize our product candidates.  If we cannot acquire an acceptable supply of components to produce our product candidates, we will not be able to complete pre‑clinical and clinical trials and will not be able to commercialize our product candidates.

In addition, we rely on contract research organizations in conducting clinical trials for our product candidates.  We do not have the resources, facilities or experience to conduct clinical studies for our product candidates on our own and do not intend to develop or acquire such resources, facilities or experience in the foreseeable future.  The quality, cost and timing of work performed by our contracted contract research organizations has a significant impact on our clinical programs and our business.

If we make technology or product acquisitions, we may incur a number of costs, may have integration difficulties and may experience other risks that could harm our business and results of operations.

All of our product candidates are licensed from, or based upon technologies licensed from, third parties.  We may acquire and/or license additional product candidates and/or technologies in the future.  Any product candidate or technology we license or acquire will likely require additional development efforts prior to commercial sale, including extensive clinical testing and approval by the FDA and applicable foreign regulatory authorities, if any.  All product candidates are prone to risks of failure inherent in biotechnology product development, including the possibility that the product candidate or product developed based on licensed technology will not be shown to be sufficiently safe and effective for approval by regulatory authorities.  In addition, we cannot assure you that any product candidate that we develop based on acquired or licensed technology that is granted regulatory approval will be manufactured or produced economically, successfully commercialized or widely accepted in the marketplace.  Moreover, integrating any newly acquired product could be expensive and time‑consuming.  If we cannot effectively manage these aspects of our business strategy, our business may not succeed.

Furthermore, proposing, negotiating and implementing an economically viable acquisition or license can be a lengthy, costly and complex process.  Other companies, including those with substantially greater financial, marketing and sales resources, may compete with us for the acquisition or license of product candidates and/or technologies.  We may not be able to acquire the rights to alternative product candidates and/or technologies on terms that we find acceptable, or at all.  Our failure to acquire or license alternative products and/or technologies could have a material adverse effect on our business, prospects and financial condition.

Failure to effectively manage our growth may have a material adverse effect on our business, results of operations and financial condition.

In November 2009 and March 2010, we obtained significant additional financing to fund the continued clinical development of our two lead drug candidates, PMX-30063 and PMX-60056. As a result, we have begun to expand our operations, including hiring of additional personnel. However, we may not be able to effectively grow and expand our business. Successful implementation of our business plan will require management of growth, which will result in an increase in the level of responsibility for management personnel. To manage growth effectively, we will be required to continue to implement and improve our operating and financial systems and controls to expand, train and manage our employee base. The management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps taken to hire personnel and to improve such systems and controls might not be sufficient. If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition.

Our executive officers and directors have the ability to significantly influence matters submitted to our stockholders for approval.

As of December 31, 2010, our executive officers and directors, in the aggregate, beneficially owned shares representing approximately 15% of our common stock.  Beneficial ownership includes shares over which an individual or entity has investment or voting power and includes shares that could be issued upon the exercise of options and warrants within 60 days after the date of determination.  On matters submitted to our stockholders for approval, holders of our common stock are entitled to one vote per share.  If our executive officers and directors choose to act together, they would have significant influence over all matters submitted to our stockholders for approval, as well as our management and affairs.  For example, these individuals, if they chose to act together, would have significant influence on the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets.  This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire.

Risks Related to our Intellectual Property

We rely on third parties to provide software necessary to the future success of our business.

Currently, we rely on a non‑exclusive license from Penn to use, copy, perform, display, distribute, modify and prepare derivative works based on three software packages, which include a suite of proprietary computational algorithms that we use in the development, refinement, and testing of our product candidates.  If this license agreement is properly terminated by Penn, our ability to advance our current product candidates or develop new product candidates may be adversely affected.

In the future, we expect to rely upon the software programs licensed from Penn, as well as software licensed from other third parties, including software that might be integrated with our software and used to perform key functions.  If we license such third‑party software, it is likely that certain of these licenses may not contain favorable terms for us, including duration for limited terms, can be renewed only by mutual consent and may be terminated if we breach the terms of the license and fail to cure the breach within a specified period of time.  Such licenses may not be available to us on commercially reasonable terms, if at all.  The loss of or inability to maintain or obtain licenses on such third party software could result in the discontinuation of, or delays or reductions in, product availability unless and until equivalent technology is identified, licensed and integrated with our software.  Any such discontinuation, delay or reduction would harm our business, results of operations and financial condition.  In addition, financial or other difficulties that may be experienced by such third‑party vendors may have a material adverse effect upon the technologies that may be incorporated into our products.  If such technologies become unavailable, we may not be able to find suitable alternatives, which could harm our business, operating results, and financial condition.

The obstacles to procurement and enforcement of our intellectual property and proprietary rights could harm our competitive position by allowing competitors access to our proprietary technology and to introduce competing products.

We regard our product candidates as proprietary and rely primarily on a combination of patents, trademarks, copyrights, and trade secrets and other methods to protect our proprietary rights.  We maintain confidentiality agreements with our employees, consultants and current and potential affiliates, customers and business partners.

If we fail to secure and then enforce patents and other intellectual property rights underlying our product candidates and technologies, we may be unable to compete effectively.  The pharmaceutical industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes.  Our success will depend, in part, on our ability, and the ability of our licensors, to obtain and to keep protection for our products and technologies under the patent laws of the U.S. and other countries, so that we can stop others from using our inventions.  Our success also will depend on our ability to prevent others from using our trade secrets.

Our pending U.S. and foreign patent applications may not result in the issuance of patents to us or may not result in the issuance of patents that will be advantageous to us.  If we do not receive patents for these applications or do not receive adequate protections, our developments will not have any proprietary protection and other entities will be able to make the products and compete with us.  Also, any patents we have obtained or do obtain may be challenged by reexamination, opposition or other administrative proceeding, or may be challenged in litigation, and such challenges could result in a determination that the patent is invalid or unenforceable.  In addition, competitors may be able to design alternative methods or devices that avoid infringement of our patents.  To the extent our intellectual property protection offers inadequate protection, or is found to be invalid, we are exposed to a greater risk of direct competition.  Both the patent application process and the process of managing patent disputes can be time consuming and expensive and may require significant time and attention from our management.  Furthermore, the laws of some foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In addition, the standards that the United States Patent and Trademark Office, (U.S. PTO), uses to grant patents can change.  Consequently, we may be unable to determine the type and extent of patent claims that will be issued to us or to our licensors in the future, if any patent claims are issued at all.  In addition, if the U.S. PTO and/or other patent offices where we file our patent applications increase the fees associated with filing and prosecuting patent applications we would incur higher expenses and our intellectual property strategy could be adversely affected.

The confidentiality agreements we require of our employees and those which we enter into with other parties may not provide adequate protection for our trade secrets, know‑how or other confidential information or prevent any unauthorized use or disclosure or the unlawful development by others.  If any of our confidential intellectual property is disclosed, our business may suffer.  Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure.  Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate.

We may have to engage in costly litigation to enforce or protect our proprietary technology, which may harm our business, results of operations, financial condition and cash flows.

The pharmaceutical field is characterized by a large number of patent filings involving complex legal and factual questions, and, therefore, we cannot predict with certainty whether any patents or in‑licensed patents will be enforceable.  Additionally, we may not be aware of all of the patents potentially adverse to our interests that may have been issued to others.  Should third parties file patent applications, or be issued patents, claiming technology also claimed by us in pending applications, we may be required to participate in interference proceedings in the U.S. PTO to determine priority of invention.  We, or our licensors, also could be required to participate in interference proceedings involving our issued patents and pending applications of another entity.

In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management.  We may not have sufficient resources to enforce our intellectual property rights or to defend any patents against challenges from others.  If our intellectual property does not provide adequate protection against our competitors’ products, our competitive position and business could be adversely affected.

Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on our not infringing the patents or proprietary rights of third parties.  Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected product or products.

If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation.  If any of these actions are successful, we could be required, in addition to any potential liability for damages, to obtain a license to continue to manufacture or market the affected product, in which case we may be required to pay substantial royalties or grant cross‑licenses to our patents.  However, any such license may not be available on acceptable terms or at all.  Ultimately, we could be prevented from commercializing a product, or forced to cease some aspect of our business operations, as a result of patent infringement claims, which would harm our business.

We may enter into licensing agreements with third party intellectual property owners for use of their property in connection with our products in order to ensure that such third party’s rights are not infringed.  Although we are not aware that any of our intended products would materially infringe the rights of others, a claim of infringement may be asserted against us and any such assertion may result in costly litigation or may require us to obtain a license in order to make, use, or sell our products.  Third parties may assert infringement claims against us in the future with respect to current or future products.  Any such claims or litigation, with or without merit, could be costly and a diversion of management’s attention, which could have a material adverse effect on our business, operating results and financial condition.  Adverse determinations in such claims or litigation could harm our business, operating results and financial condition.

We may be unable to protect the intellectual property rights of the third parties from whom we license certain of our intellectual property or with whom we have entered into other strategic relationships, which may harm our business.

We are, and will continue to be, reliant upon such third parties to protect their intellectual property rights to this technology.  Such third parties may determine not to protect the intellectual property rights that we license from them and we may be unable defend such intellectual property rights on our own or we may have to undertake costly litigation to defend the intellectual property rights of such third parties.  We may not continue to have proprietary rights to the intellectual property that we license from such third parties or otherwise have the right to use through similar strategic relationships.  Any loss or limitations on use with respect to our right to use such intellectual property licensed from third parties or otherwise obtained from third parties with whom we have entered into strategic relationships could have a material adverse effect on our business, operating results and financial condition.

Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties.  In addition, most countries limit the enforceability of patents against government agencies or government contractors.  In these countries, the patent owner may be limited to monetary relief and may be unable to enjoin infringement, which could materially diminish the value of the patent.  Compulsory licensing of life‑saving products is also becoming increasingly popular in developing countries, through either direct legislation or international initiatives.  Such compulsory licenses could be extended to include some of our product candidates, which may limit our potential revenue opportunities.

International patent protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent law outside the U.S. is even more uncertain than in the U.S. and is periodically reviewed and revised in many countries.  Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as U.S. laws.  For example, certain countries do not grant patent claims that are related to the treatment of humans.  We may participate in opposition proceedings to determine the validity of our foreign patents or our competitors’ foreign patents, which could result in substantial costs and diversion of our management’s efforts.

The government maintains certain rights to data and government use of our technology that we develop using government grant and contract money and we may lose the revenues from such technology if we do not commercialize and utilize the technology pursuant to established government guidelines.

Some of our research has been or are being funded in part by government grants and contracts. As a result of such funding, the U.S. Government has established guidelines and have certain rights in the technology developed with the grant and contract. If we fail to meet these guidelines, we would lose our exclusive rights to these products, and we would lose potential revenue derived from the sale of these products.

Risks Related to our Industry

We may experience delays in obtaining or we may not obtain required regulatory approvals in the U.S. to market our proposed product candidates.

Delays in regulatory approval, limitations in regulatory approval and withdrawals of regulatory approval may have a negative impact on our results of operations.  If we experience significant delays in testing or approvals, or in our ability to license product candidates, our product development costs may increase.  If the FDA grants regulatory approval of a product, this approval will be limited to those disease states and conditions for which the product has been demonstrated through clinical trials to be safe and effective.  Any product approvals that we receive in the future could also include significant restrictions on the use or marketing of our products.  Product approvals, if granted, can be withdrawn for failure to comply with regulatory requirements or upon the occurrence of adverse events following commercial introduction of the products.  Failure to comply with applicable FDA or other applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other regulatory action against our product candidates or us.  If approvals are withdrawn for a product, or if a product were seized or recalled, we would be unable to sell or license that product and our revenues would suffer.  In addition, outside the U.S., our ability to market any of our potential products is contingent upon receiving market application authorizations from the appropriate regulatory authorities and these foreign regulatory approval processes include all of the risks associated with the FDA approval process described above.

The FDA is actively working to revise certain of its guidance and in August 2010 issued draft guidance for clinical trial conduct, evaluation, clinical endpoints, and requirements for regulatory approval for antibiotic product candidates intended for use in acute bacterial infections, including skin and skin structure infections (ABSSSI), which has been the intended first clinical indication for PMX-30063.  Based on the potential impacts of revised final FDA guidance, there may be delays in the conduct of clinical trials in the United States. Furthermore, there has not been a new product candidate for heparin reversal considered by the FDA in recent years, and there has never to date been a product candidate for reversal of LMWH considered by the FDA.  The FDA and/or other foreign regulatory authorities may in the future request clinical trial parameters that result in clinical trials that are too expensive or too difficult to demonstrate pharmacoeconomic and therapeutic benefits compared to current therapy.  As a result, our present plans for clinical development, including the cost and timing for development of our product candidates, may ultimately be substantially different than our present expectations, and there is no way of predicting what impacts on our timelines, cost projections, and clinical trials requirements may result from these changes in policy, requirements, standards, and guidance of the FDA and other regulatory authorities.

If competitors develop and market products that offer advantages as compared to our product candidates, our commercial opportunities will be limited.

Other companies have products and product candidates in development to treat the conditions we are seeking to ultimately treat.  If these competitors are able to develop products that are more effective, have fewer side effects, are less expensive or offer other advantages as compared to our product candidates, our commercial opportunities will be limited.  Furthermore, if our competitors commercialize competing products before we do, then our ability to penetrate the market and sell our products may be impaired.

Our competitors include fully integrated pharmaceutical companies and biotechnology companies, universities and public and private research institutions.  Many of the organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, greater experience in drug development and in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than we do.  These organizations also compete with us to:

•         attract parties for acquisitions, joint ventures or other collaborations;

•         license proprietary technology that is competitive with the technology we are practicing;

•         attract funding; and

•         attract and hire scientific talent.

In the antibiotic market, many major pharmaceutical companies, such as GlaxoSmithKline, Pfizer, Bayer, Merck and Sanofi Aventis have already established significant positions.  Additionally, many smaller companies, such as Astellas Pharma, Forest Laboratories, Cubist Pharmaceuticals, Basilea Pharmaceutica, Theravance, The Medicines Company, Trius Therapeutics, NovaBay Pharmaceuticals, Inc., Paratek, and Inhibitex either have marketed, or are attempting to enter this market by developing, novel and more potent antibiotics that are intended to be effective against drug‑resistant bacterial strains.  In the UFH antagonist market, protamine is the only available antidote for and antagonist to UFH and, as such, protamine currently dominates this market.  Because of protamine’s virtual monopoly of the UFH antidote/antagonist market, we believe that it may be difficult for our future UFH antidote/antagonist products to penetrate this market.  There may be additional competitive products about which we are not aware.

Recently enacted health care reform legislation may increase our costs, impair our ability to match our pricing with any such increased costs, and therefore could materially and adversely affect our business, financial condition and results of operations.

The Patient Protection and Affordable Care Act (“PPACA”) was signed into law on March 23, 2010.  The PPACA was subsequently amended on March 30, 2010 by the Health Care and Education Reconciliation Act of 2010 (the “Reconciliation Act”).  The PPACA and Reconciliation Act (collectively the “Act”) entail sweeping health care reforms with staggered effective dates from 2010 through 2018, and many provisions in the Act require the issuance of additional guidance from the U.S. Department of Labor, the Internal Revenue Service, the U.S. Department of Health & Human Services, and the states.  This reform includes, but is not limited to: the implementation of a small business tax credit; required changes in the design of our healthcare policy including providing insurance coverage to part-time workers working thirty or more hours per week; “grandfathering” provisions for existing policies; state insurance exchanges; “pay or play” requirements; and a “Cadillac plan” excise tax.  We are currently unable to determine the long-term impact of such legislation on our business. Since many provisions of the Act do not become operative until future years, we do not expect the Act to have a material adverse impact on our results of operations in 2010.  However, health care reform as mandated and implemented under the Act and any future federal or state mandated health care reform could materially and adversely affect our financial position and results of operations by increasing our costs, hindering our ability to effectively match our cost of providing health insurance with our pricing and impeding our ability to attract and retain customers as well as potentially changing our business model or causing us to lose certain current competitive advantages.

Healthcare reform measures could adversely affect our business.

The business and financial condition of pharmaceutical companies is affected by the efforts of governmental and third party payors to contain or reduce the costs of healthcare.  In the U.S. and in foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the healthcare system.  For example, in some countries other than the U.S., pricing of prescription drugs is subject to government control, and we expect proposals to implement similar controls in the U.S. to continue.  The implementation of such additional controls could have the effect of reducing the prices that we are able to charge for any products we develop and sell through these plans.  Prescription drug legislation and related amendments or regulations could also cause third party payors other than the federal government, including the states under the Medicaid program, to discontinue coverage for any products we develop or to lower reimbursement amounts that they pay.

Further federal, state and foreign healthcare proposals and reforms are likely.  While we cannot predict the legislative or regulatory proposals that will be adopted or what effect those proposals may have on our business, including the future reimbursement status of any of our product candidates, the pendency or approval of such proposals could result in a decrease in our stock price or limit our ability to raise capital or to obtain strategic partnerships or licenses.

Because our activities may involve the use of hazardous materials, we may be subject to claims relating to improper handling, storage or disposal of these materials that could be time consuming and costly.

If we use biological and hazardous materials in a manner that causes injury, we may be liable for damages.  Our research and development activities may involve the controlled use of potentially harmful biological materials as well as hazardous materials, chemicals and various radioactive compounds.  We cannot completely eliminate the risk of accidental contamination or injury from the use, storage, handling or disposal of these materials.  In the event of contamination or injury, we could be held liable for damages that result, and any liability could exceed our resources.  We are subject to federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products.  The cost of compliance with these laws and regulations could be significant.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the units offered pursuant to this prospectus supplement, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $18.6  million, or approximately $21.6 million if the underwriters exercise in full their option to purchase 3.75 million additional units, based upon the public offering price of $0.80 and after deducting the underwriting discount and estimated offering expenses that are payable by us.

We currently intend to use the net proceeds from the sale of our common stock and warrants pursuant to this offering to conduct additional clinical trials for PMX 30063 and PMX-60056 and for general corporate purposes.  We may also invest the net proceeds temporarily in mutual and money market funds, bank certificates of deposit and investment-grade commercial paper, corporate notes, and government securities until we use them for their stated purpose.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since August 18, 2006, our common stock has been quoted on the OTC Bulletin Board under the symbol “PYMX”. The market for our common stock is limited and volatile. The following table sets forth the range of high and low bid quotations or high and low closing prices, as applicable, for our common stock for each of the periods indicated as reported by the OTC Bulletin Board. The prices quoted on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commissions. The OTC Bulletin Board prices listed below may not represent actual transaction prices.

Year Ended December 31, 2011
	High	Low
First Quarter through April 5, 2011	$ 1.03	$ 0.79

Year Ended December 31, 2010
	High	Low
First Quarter	$ 1.38	$ 0.99
Second Quarter	$ 1.18	$ 0.91
Third Quarter	$ 1.04	$ 0.74
Fourth Quarter	$ 1.08	$ 0.80

Year Ended December 31, 2009
	High	Low
First Quarter	$ 1.24	$ 0.63
Second Quarter	$ 0.85	$ 0.64
Third Quarter	$ 0.98	$ 0.63
Fourth Quarter	$ 1.45	$ 0.93

The above table shows only historical comparisons. The comparisons may not provide meaningful information to you in determining whether to purchase our common stock and warrants. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Holders of Record

As of March 7, 2011, there were approximately 700 holders of record of shares of our common stock.

Dividend Policy

Since our reincorporation in Delaware in March 24, 2005, we have not paid or declared any cash dividends on our common stock. We currently intend to retain any earnings for future growth and, therefore, do not expect to pay cash dividends on our common stock in the foreseeable future.

DILUTION

Our net tangible book value as of December 31, 2010 was $9,203,000, or $0.11 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, and dividing this amount by the number of shares of common stock outstanding.

After reflecting the sale of 25,000,000 units offered by us in this offering at the public offering price of $0.80 per unit, less the underwriting discounts, commissions and estimated offering expenses payable by us, our adjusted net tangible book value per share of our common stock as of December 31, 2010 would have been approximately $27,825,000, or $0.26 per share.  The change represents an immediate increase in net tangible book value per share of our common stock of $0.15 per share to existing stockholders and an immediate dilution in the net tangible book value of $0.54 per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per unit		$ 0.80
Historical net tangible book value per share as of December 31, 2010	$ 0.11
Increase per share attributable to investors participating in this offering	$ 0.15
As adjusted net tangible book value per share as of December 31, 2010		$ 0.26
Dilution per share to investors participating in this offering		$ 0.54

If the underwriters exercise in full their option to purchase 3.75 million additional units at the public offering price of $0.80 per unit, the adjusted net tangible book value of the common stock after this offering would be $0.28 per share, representing an increase in net tangible book value of the common stock of $0.17 per share to existing stockholders and immediate dilution in net tangible book value of the common stock of $0.52 per share to new investors purchasing units in this offering at the public offering price.

The foregoing illustration does not reflect potential dilution from the exercise of outstanding options or warrants to purchase shares of our common stock, or from puts of shares of our common stock under our Equity Line.

Investors that purchase common stock upon the exercise of the warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 250,000,000 shares of common stock, par value $0.001 per share, of which 80,999,690 shares were issued and outstanding as of December 31, 2010, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding as of December 31, 2010.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, the applicable provisions of the Delaware General Corporation Law, and the agreements described below. This information may not be complete in all respects and is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, the Delaware General Corporation Law and the agreements described below. For information on how to obtain copies of our amended and restated certificate of incorporation, amended and restated bylaws and the agreements described below, see “Where You Can Find Additional Information” in this prospectus supplement.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefore subject to the rights of preferred stockholders. We do not intend to pay any cash dividends to the holders of common stock and anticipate reinvesting our earnings. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Shares of common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.001 per share, and our board of directors is authorized to create one or more series of preferred stock, and to designate the rights, privileges, restrictions, preferences and limitations of any given series of preferred stock. Accordingly, the Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock.

Warrants to be Issued as Part of this Offering

The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the form of warrant.

Each warrant represents the right to purchase one-half of a share of common stock at an exercise price equal to $0.80 per share, subject to adjustment as described below. Each warrant may be exercised on or after the closing date of this offering through and including the close of business on April 10, 2016. The warrant will have a cashless exercise right in the event that the common stock underlying the warrants are not covered by an effective registration statement at the time of such exercise.

The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. The exercise price is also subject to adjustment in the event of we issue or sell shares of common stock, or securities containing the right to subscribe for or purchase, or exchangeable or convertible into shares of common stock, for consideration per share less than the exercise price then in effect.  This adjustment does not apply to the issuance or sale of certain excluded securities, including certain shares of common stock or options granted to our employees, officers or directors in their capacity as such pursuant, securities issuable upon the exercise or exchange of or conversion of securities outstanding on the issue date of the warrants, and securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company.  In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property or we consummate a sale of substantially all of our assets, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to such reorganization event.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock. A warrant may be transferred by a holder without our consent, upon surrender of the warrant, properly endorsed (by the holder executing an assignment in the form attached to the warrant). The warrants will not be listed on any securities exchange or automated quotation system and we do not intend to arrange for any exchange or quotation system to list or quote the warrants.

Warrants Issued in Previous Securities Offerings

In connection with the private placement completed in November 2009, we issued Series C Warrants to purchase 6,240,000 shares of common stock at an exercise price equal to $1.25 per share.  These warrants expire on November 16, 2014.  In addition, in connection with such private placement, we issued Series C Warrants to the placement agents to purchase an aggregate of 270,000 shares of common stock as partial compensation for services in connection with the November 2009 private placement.  There are currently Series C Warrants to purchase 6,417,000 shares of common stock outstanding.

In connection with the private placement completed in September 2008, we issued Series B Warrants to purchase 6,088,340 shares of common stock at an exercise price of $1.00 per share. These warrants expire on September 22, 2013. In addition, in connection with such private placement, we issued Series B Warrants to the placement agents to purchase 279,583 shares of common stock as partial compensation for services in connection with the September 2008 private placement. There are currently Series B Warrants to purchase 6,367,923 shares of common stock outstanding.

In connection with the registered direct offering completed in July 2008, we issued Series A Warrants to purchase 21,428,571 shares of common stock at an exercise price of $1.00 per share, These warrants expire on July 15, 2013. In addition, we issued to the placement agents and selected dealers in the offering warrants to purchase 1,071,429 shares of common stock as partial compensation for services in connection with the offering. These warrants are substantially similar to the Series A Warrants and expire July 14, 2013.  There are currently Series A Warrants to purchase 22,285,572 shares of common stock outstanding.

We issued warrants to purchase 2,943,222 shares of common stock in connection with our December 2007 registered direct offering at an exercise price of $1.10 per share. These warrants expire on December 20, 2012.

Stockholder Rights Plan

Each outstanding share of our common stock includes an associated preferred stock purchase right, or Right, that will entitle the registered holder to purchase from us one one-thousandth of a share of Series C Preferred Stock, par value $0.001 per share, at a purchase price of $15.00 per one one-thousandth of a share, subject to adjustment.

Because of the nature of the dividend, liquidation and voting rights of Series C Preferred Stock, the value of the one one-thousandth interest in a share of Series C Preferred Stock purchasable upon exercise of each Right, should approximate the value of one share of our common stock. The Rights are governed by a Rights Agreement dated as of May 12, 2009, the Rights Agreement.

Separation and Distribution of Rights; Exercisability. Initially, the Rights will be attached to all shares of our common stock then outstanding, whether or not certificated, and no separate Rights certificates will be distributed. The Rights will separate from the common stock upon the earlier of:

•

10 business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our shares of common stock then outstanding, or Acquiring Person (subject to certain exceptions set forth in the Rights Agreement), or such earlier date as the Board becomes aware of the Acquiring Person’s existence; or

•

10 business days (or some later date as determined by our board of directors) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of our shares of common stock then outstanding (subject to exceptions as set forth in the Rights Agreement).

Until the date that the Rights separate from our common stock, the Distribution Date, (i) the Rights will be evidenced by and transferred with, and only with, the shares of our common stock, (ii) newly issued shares of our common stock, whether or not certificated, will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any shares of our common stock outstanding will also constitute the transfer of the Rights associated with such shares of our common stock.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 12, 2019, unless earlier redeemed by us as described below.

As soon as practicable after the Distribution Date, Rights certificates will be mailed to the holders of record of our common stock as of the close of business on the Distribution Date and, after that, the separate Rights certificates will represent the Rights. Except in connection with shares of our common stock issued or sold pursuant to the exercise of stock options under any employee plan or arrangements, or upon the exercise, conversion or exchange of securities issued by us in the future, or as otherwise determined by the Board, only shares of our common stock issued prior to the Distribution Date will be issued with Rights.

Flip-in Events. Each holder of a Right (other than the Acquiring Person and any associate or affiliate thereof) will have the right to receive, upon exercise, shares of our common stock (or, in some circumstances, cash, property or our other securities) having a value equal to two times the purchase price of the Right, as the case may be, if:

•	any person becomes an Acquiring Person (except pursuant to specified exceptions);

•	we are the surviving corporation in a merger with an Acquiring Person and the common stock is not changed or exchanged; or

•

during the time that there is an Acquiring Person, a merger, reclassification or similar event occurs that results in increasing the Acquiring Person’s beneficial ownership of shares of our common stock by more than 1%.

Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or (under some circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person.

For example, at a purchase price of $15.00 per Right, each Right not owned by an Acquiring Person (or by some related parties or transferees) following a Flip-in Event set forth in the preceding paragraph would entitle its holder to purchase $30.00 worth of our common stock (or other consideration, as noted above) for $15.00.

The events described in this paragraph are referred to as “Flip-in Events” and the events described below are referred to “Flip-over Events.”  Flip-in Events and Flip-over Events, described below, are referred to collectively as “Triggering Events.”

Flip-over events. At any time following the earlier of a public announcement that a person has become an Acquiring Person or the date that a majority of the Board becomes aware of the existence of an Acquiring Person, in either case, the Stock Acquisition Date, each holder of a Right (except Rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of an acquiring company having a value equal to two times the purchase price of the Right if any of the following occur:

•	we enter into a merger in which we are not the surviving corporation;

•

we are the surviving corporation in a merger pursuant to which all or part of the outstanding shares of our common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

•

more than 50% of our combined assets, cash flow or earning power and our subsidiaries is sold or transferred (in each case other than some consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to our subsidiaries as specified in the Rights Agreement).

Anti-dilution Adjustments; Fractional Shares. The applicable purchase price payable, the number of shares of Series C Preferred Stock or other securities or property issuable upon the exercise of the Rights, and the number of applicable Rights outstanding are subject to adjustment from time to time to prevent dilution, in the event of a stock dividend on, or a subdivision, combination or reclassification of, Series C Preferred Stock or common stock, or upon the occurrence of certain other specified dilutive events. No fractional shares of Series C Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-thousandth of a share of Series C Preferred Stock) and, in lieu of the issuance of fractional shares, we may make an adjustment in cash based on the market price of the Series C Preferred Stock on the trading date immediately prior to the date of exercise.

Dividend, Liquidation and Redemption Rights of the Series C Preferred Stock. Each share of Series C Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of $0.001 per share and an aggregate amount of 1,000 times the dividend declared per share of common stock (other than stock dividends payable in common stock). Upon liquidation, the holders of Series C Preferred Stock will be entitled to the greater of (i) a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) and (ii) an aggregate payment equal to 1,000 times the payment to be made per share of common stock. Each share of Series C Preferred Stock will have 1,000 times the number of votes each share of the common stock has on matters the respective class is entitled to vote on, which will be voted together with common stock. Upon any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series C Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

At any time, or from time to time, the Board may redeem the outstanding shares of Series C Preferred Stock, in whole but not in part, at a cash price per share equal to 105% of (i) 1,000 (subject to adjustment) times the average market value of common stock plus (ii) all accrued and unpaid dividends of the Series C Preferred Stock as of the redemption date.

Exchange of the Rights. At any time after the occurrence of a Flip-in Event and prior to the acquisition by a person or group of 50% or more of the shares of common stock then outstanding, the Board may, without payment of the purchase price by the holder, exchange the Rights, in whole or in part, as follows:

•

each Right (other than the Rights owned by the Acquiring Person or group, which will become void) may be exchanged for one-half the number of shares of common stock, one one-thousandth of a share of Series C Preferred Stock or shares or other units of other property for which a Right is exercisable immediately prior to the time of the action of the Board to exchange the Rights.

Redemption of the Rights. At any time prior to the earliest of (i) the Stock Acquisition Date, (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person, or (iii) May 12, 2019, we may redeem all, but not less than all, of the Rights at a price of $0.001 per Right (payable in cash, shares of our common stock or other consideration deemed appropriate by the Board and subject to adjustment). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of these Rights will be to receive the $0.001 redemption price.

No Rights as Stockholder. Until a Right is exercised, the holder will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board at any time during the period in which the Rights are redeemable. At any time when the Rights are no longer redeemable, the provisions of the Rights Agreement may be amended by the Board only if the amendment does not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person) or cause the Rights to become redeemable again.

Certain Anti-takeover Effects. The Rights approved by the Board are designed to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt by an acquirer to take over the Company, in a manner or on terms not approved by the Board. Takeover attempts frequently include coercive tactics to deprive the Board and its stockholders of a full opportunity to evaluate an offer in light of our long term prospects. The Rights have been declared by the Board in order to deter such tactics.

The Rights are not intended to prevent all takeovers of the Company and will not do so. Since, subject to the restrictions described above, we may redeem the Rights prior to the Distribution Date, the Rights should not interfere with any merger or business combination approved by the Board.

The Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. The Rights may cause substantial dilution to a person or group that attempts to acquire us (or which otherwise becomes an Acquiring Person) on terms or in a manner not approved by the Board, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Anti-Takeover Effects of Delaware Law, our Certificate of Incorporation and our Bylaws

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of our company.

Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our stockholders may also take any action by written consent in lieu of a meeting.

Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Chairman of the Board, our chief executive officer or our Board. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our Board, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board. In addition, the affirmative vote of the holders of at least three-fourths of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described in the prior two paragraphs.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the units being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of units set forth opposite its name below. Cowen and Company, LLC is the representative of the underwriters.

Underwriter	Number of Units
Cowen and Company, LLC	17,500,000
Rodman & Renshaw, LLC	3,750,000
Roth Capital Partners	2,500,000
Noble Financial Capital Markets	1,250,000
Total	25,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the units sold under the underwriting agreement if any of these units are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $178,000, which includes up to $95,000 that we have agreed to reimburse the underwriters for the fees and expenses incurred by them in connection with the offering.

Total Per Unit
Public offering price	$ 0.800
Underwriting discount	$ 0.048
Proceeds, before expenses, to us	$ 0.752

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

The underwriters propose to offer the units offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. If all of the units offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen and Company, LLC, for a period of 90 days after the date of the pricing of the offering. The 90-day restricted period will be automatically extended if (i) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, in either of which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, (1) transfers to us (a) pursuant the exercise of any equity award or warrant granted or issued by us and effected by means of a net or cashless exercise or (b) in full or partial payment of taxes or tax withholding obligations in connection with the exercise of any equity award granted by us, (2) transfers pursuant to a sale or an offer to purchase 100% of our outstanding common stock, (3) if the undersigned is a natural person, certain transfers made as a bona fide gifts, or by will or intestate succession upon the death of the holder, (4) if the holder is a corporation, partnership, limited liability company or other business entity (a) transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the holder if such transfer is not for value, and (b) transfers in connection with the sale of all or substantially all of the holder’s capital stock, partnership interests, membership interests or other similar equity interests, or all or substantially all of the holder’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement or (c) to another corporation, partnership, limited liability company or other business entity if such transfer is not for value.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-165814) covering the securities offered by this prospectus supplement. This prospectus supplement does not contain all of the information contained or incorporated by reference in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below:

•         our annual report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 7, 2011;

•         the description of our common stock contained in our Registration Statement on Form 10-SB filed April 5, 2006 (file No. 000-51895), including any amendment or report filed for the purpose of updating that description; and

•         all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we terminate this offering.

We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8‑K in any future filings, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s web site at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

PolyMedix, Inc.
170 N. Radnor Chester Road, Suite 300
Radnor, PA 19087
Attention: Investor Relations
Telephone: (484) 598-2406

We also maintain a web site at http://www.polymedix.com (which is not intended to be an active hyperlink in this prospectus) through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

LEGAL MATTERS

The validity of the common shares offered hereby, as well as certain legal matters relating to us, will be passed upon for us by Pepper Hamilton LLP.  Certain legal matters related to the offering will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus Supplement by reference from the PolyMedix Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of PolyMedix Inc. and its subsidiary’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PolyMedix, Inc.

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

This prospectus relates to common stock, preferred stock, warrants and units that we may sell from time to time in one or more offerings up to a total public offering price of an aggregate of $100,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is quoted on The OTC Bulletin Board under the symbol “PYMX.”  Each prospectus supplement to this prospectus will contain information, where applicable, as to any other quotation on The OTC Bulletin Board or any listing on a national securities exchange of the securities covered by such prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves risks.  See “Risk Factors” on page 5 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”  You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2010.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3, or Registration Statement, that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate public offering price of $100,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference into this prospectus, together with the additional information described below under “Where You Can Find More Information,” carefully before making an investment decision.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus.

Unless the context otherwise requires, in this prospectus, “PolyMedix”, the “Company”, “we”, “us”, “our” and similar names refer to PolyMedix, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below:

•         our annual report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 12, 2010;

•         our Current Report on Form 8-K filed on March 2, 2010;

•         the description of our common stock contained in our Registration Statement on Form 10-SB filed with the SEC on April 5, 2006 (as amended by Amendment No. 1 filed with the SEC on May 24, 2006 and Amendment No. 2 filed with the SEC on June 19, 2006), including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock;

•         all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement; and

•         all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the final offering of securities under this prospectus.

We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s web site at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

PolyMedix, Inc.
170 N. Radnor Chester Road
Suite 300
Radnor, PA 19087
Attention: Chief Financial Officer
Telephone: (448) 598-2400

We also maintain a web site at http://www.polymedix.com (which is not intended to be an active hyperlink in this prospectus) through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and any prospectus supplement contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus and any prospectus supplement, including statements regarding our plans, objectives, goals, strategies, future events, capital expenditures, future results, our competitive strengths, our business strategy and the trends in our industry are forward-looking statements.

The words “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions, as they relate to us, are intended to identify forward-looking statements. All statements, other than statements of historical fact, included in this prospectus and any prospectus supplement regarding our financial position, business strategy and plans or objectives for future operations are forward looking statements.

Forward-looking statements reflect only our current expectations. In any forward-looking statement, where we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith as of the date of such statement and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements due to a number of uncertainties, many of which are unforeseen, including:

•         our need for, and the availability of, substantial capital in the future to fund our operations and planned clinical trials;

•         the conditions in the capital markets and the biopharmaceutical industry that may make raising capital or entering into strategic arrangements difficult and expensive;

•         the timing of our product development and evaluation;

•         the timing and magnitude of expenditures we may incur in connection with our ongoing research and development activities;

•         the results of our preclinical and clinical trials, including regulatory approvals;

•         the maintenance of our existing licenses with the University of Pennsylvania and the University of Massachusetts;

•         the success, timing and financial consequences of our formation of new business relationships and alliances; and

•         the timing and volume of sales of products for which we obtain marketing approval.

In addition, you should refer to the “Risk Factors” section of this prospectus beginning on page 5 for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. Accordingly, you should not place undue reliance on these forward-looking statements. All subsequent written and oral forward looking statements attributable to us or the persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We undertake no obligation to update any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

ABOUT POLYMEDIX, INC.

We are a biotechnology company focused on treating acute cardiovascular disorders and life threatening, serious, infectious diseases with synthetic small molecule compounds that mimic the activity of large natural protein molecules, compounds referred to as biomimetics. Using our proprietary computational drug design technology, we have created novel heparin antagonist compounds (or “heptagonists”), defensin mimetic antibiotic compounds, and other drug compounds intended for human therapeutic use.

BUSINESS HISTORY

PolyMedix, Inc. (formerly known as BTHC II Acquisition Corp.) was originally organized in the State of Texas as BTHC II LLC, a public shell company. On September 29, 2004, BTHC II LLC and its sister companies filed an amended petition under Chapter 11 of the United States Bankruptcy Code. On November 22, 2004, the court approved BTHC II LLC’s Amended Plan of Reorganization. On March 24, 2005, and in accordance with its Amended Plan of Reorganization, BTHC II LLC changed its state of organization from Texas to Delaware by merging with and into BTHC II Acquisition Corp., a Delaware corporation formed solely for the purpose of effecting the reincorporation. After this merger, BTHC II Acquisition Corp. became the public shell company.

PolyMedix Pharmaceuticals, Inc. (formerly known as PolyMedix, Inc.) was incorporated on August 8, 2002 in the State of Delaware as PolyMedix, Inc. to serve as a biotechnology company focused on treating infectious diseases. On October 6, 2005, the former BTHC II Acquisition Corp. entered into an Agreement and Plan of Merger and Reorganization with the former PolyMedix, Inc., pursuant to which the stockholders of the former PolyMedix, Inc. exchanged their equity ownership interests in the former PolyMedix, Inc. for an aggregate 94% equity ownership interest in the former BTHC II Acquisition Corp. Pursuant to the Agreement and Plan of Merger and Reorganization, the former PolyMedix, Inc. merged with a wholly-owned subsidiary of the former BTHC II Acquisition Corp. and, as such, became a wholly-owned subsidiary of the former BTHC II Acquisition Corp.

At the time of the merger, the former BTHC II Acquisition Corp. had no operations and no assets or liabilities. Because the stockholders of the former PolyMedix, Inc. exchanged their equity ownership interests in the former PolyMedix, Inc. for an aggregate 94% equity ownership interest in the former BTHC II Acquisition Corp., the former PolyMedix, Inc. was, for accounting purposes, the surviving entity of the merger. Accordingly, all financial information included in this report for the periods prior to the merger is for the former PolyMedix, Inc.

On February 24, 2006, the former BTHC II Acquisition Corp. changed its corporate name to PolyMedix, Inc., and the former PolyMedix, Inc. changed its corporate name to PolyMedix Pharmaceuticals, Inc.

You can get more information regarding our business and industry by reading our most recent annual report on Form 10-K and the other reports we file with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q filed with the SEC since the filing of our most recent annual report on Form 10-K, each of which are on file with the SEC and are incorporated herein by reference. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations.

USE OF PROCEEDS

Unless we indicate otherwise in the prospectus supplement for a particular offering, we intend to use the net proceeds of the securities offered by this prospectus to support the commercialization of our current and future product candidates, to fund our research and development activities, for general working capital needs, or for other purposes that our board of directors, in its good faith, deems to be in our best interest. We will set forth in the prospectus supplement for a particular offering our intended use for the net proceeds received from the sale of securities in such offering. We may also invest the net proceeds temporarily until we use them for their stated purpose.

GENERAL DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, warrants to purchase any of the foregoing securities or units to purchase any of the foregoing securities, with a total public offering price of up to $100,000,000, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

•         designation or classification;

•         aggregate offering price;

•         rates and times of payment of dividends;

•         redemption, conversion or exchange terms;

•         ranking;

•         restrictive covenants;

•         voting or other rights; and

•         important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 250,000,000 shares of common stock, par value $0.001 per share, of which 80,999,610 shares were issued and outstanding as of March 31, 2010, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding as of March 31, 2010.

The following is qualified in its entirety by reference to our certificate of incorporation and our bylaws, and by the provisions of applicable law. A copy of our certificate of incorporation and bylaws are incorporated by reference as exhibits to our most recent annual report on Form 10-K.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefore subject to the rights of preferred stockholders. We do not intend to pay any cash dividends to the holders of common stock and anticipate reinvesting our earnings. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Shares of common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.001 per share, and the Board of Directors is authorized to create one or more series of preferred stock, and to designate the rights, privileges, restrictions, preferences and limitations of any given series of preferred stock. Accordingly, the Board of Directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock.

Stockholder Rights Plan

Each outstanding share of our common stock includes an associated preferred stock purchase right (a “Right”) that will entitle the registered holder to purchase from us one one-thousandth of a share of Series C Preferred Stock, par value $0.001 per share, at a purchase price of $15.00 per one one-thousandth of a share, subject to adjustment.

Because of the nature of the dividend, liquidation and voting rights of Series C Preferred Stock, the value of the one one-thousandth interest in a share of Series C Preferred Stock purchasable upon exercise of each Right, should approximate the value of one share of our common stock. The Rights are governed by a Rights Agreement dated as of May 12, 2009 (the “Rights Agreement”).

Separation and Distribution of Rights; Exercisability. The Rights are attached to all shares of our common stock then outstanding, whether or not certificated, and no separate Rights certificates will be distributed. The Rights will separate from the common stock upon the earlier of:

•         10 business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our shares of common stock then outstanding (“Acquiring Person”) (subject to certain exceptions set forth in the Rights Agreement), or such earlier date as the Board becomes aware of the Acquiring Person’s existence; or

•         10 business days (or some later date as determined by the Board) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15% or more of our shares of common stock then outstanding (subject to exceptions as set forth in the Rights Agreement).

Until the date that the Rights separate from our common stock (the “Distribution Date”), (i) the Rights will be evidenced by and transferred with, and only with, the shares of our common stock, (ii) newly issued shares of our common stock, whether or not certificated, will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any shares of our common stock outstanding will also constitute the transfer of the Rights associated with such shares of our common stock.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 12, 2019, unless earlier redeemed by us as described below.

As soon as practicable after the Distribution Date, Rights certificates will be mailed to the holders of record of our common stock as of the close of business on the Distribution Date and, after that, the separate Rights certificates will represent the Rights. Except in connection with shares of our common stock issued or sold pursuant to the exercise of stock options under any employee plan or arrangements, or upon the exercise, conversion or exchange of securities issued by us in the future, or as otherwise determined by the Board, only shares of our common stock issued prior to the Distribution Date will be issued with Rights.

Flip-in Events. Each holder of a Right (other than the Acquiring Person and any associate or affiliate thereof) will have the right to receive, upon exercise, shares of our common stock (or, in some circumstances, cash, property or our other securities) having a value equal to two times the purchase price of the Right, as the case may be, if:

•         any person becomes an Acquiring Person (except pursuant to specified exceptions);

•         we are the surviving corporation in a merger with an Acquiring Person and the common stock is not changed or exchanged; or

Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or (under some circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The events described in this paragraph are referred to as “Flip-in Events.”

For example, at a purchase price of $15.00 per Right, each Right not owned by an Acquiring Person (or by some related parties or transferees) following a Flip-in Event set forth in the preceding paragraph would entitle its holder to purchase $30.00 worth of our common stock (or other consideration, as noted above) for $15.00.

Flip-over events. At any time following the earlier of a public announcement that a person has become an Acquiring Person or the date that a majority of the Board becomes aware of the existence of an Acquiring Person (in either case, the “Stock Acquisition Date”), each holder of a Right (except Rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of an acquiring company having a value equal to two times the purchase price of the Right if any of the following occur:

•         we enter into a merger in which we are not the surviving corporation;

•         we are the surviving corporation in a merger pursuant to which all or part of the outstanding shares of our common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

•         more than 50% of our combined assets, cash flow or earning power and our subsidiaries is sold or transferred (in each case other than some consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to our subsidiaries as specified in the Rights Agreement).

The events described in this paragraph are referred to as “Flip-over Events.” Flip-in Events and Flip-over Events are referred to collectively as “Triggering Events.”

Anti-dilution Adjustments; Fractional Shares. The applicable purchase price payable, the number of shares of Series C Preferred Stock or other securities or property issuable upon the exercise of the Rights, and the number of applicable Rights outstanding are subject to adjustment from time to time to prevent dilution, in the event of a stock dividend on, or a subdivision, combination or reclassification of, Series C Preferred Stock or common stock, or upon the occurrence of certain other specified dilutive events. No fractional shares of Series C Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-thousandth of a share of Series C Preferred Stock) and, in lieu of the issuance of fractional shares, we may make an adjustment in cash based on the market price of the Series C Preferred Stock on the trading date immediately prior to the date of exercise.

Dividend, Liquidation and Redemption Rights of the Series C Preferred Stock. Each share of Series C Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of $0.001 per share and an aggregate amount of 1,000 times the dividend declared per share of common stock (other than stock dividends payable in common stock). Upon liquidation, the holders of Series C Preferred Stock will be entitled to the greater of (1) a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) and (2) an aggregate payment equal to 1,000 times the payment to be made per share of common stock. Each share of Series C Preferred Stock will have 1,000 times the number of votes each share of the common stock has on matters the respective class is entitled to vote on, which will be voted together with common stock. Upon any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series C Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

At any time, or from time to time, the Board may redeem the outstanding shares of Series C Preferred Stock, in whole but not in part, at a cash price per share equal to 105% of (i) 1,000 (subject to adjustment) times the average market value of common stock plus (ii) all accrued and unpaid dividends of the Series C Preferred Stock as of the redemption date.

Exchange of the Rights. At any time after the occurrence of a Flip-in Event and prior to the acquisition by a person or group of 50% or more of the shares of common stock then outstanding, the Board may, without payment of the purchase price by the holder, exchange the Rights, in whole or in part, as follows:

•         each Right (other than the Rights owned by the Acquiring Person or group, which will become void) may be exchanged for one-half the number of shares of common stock, one one-thousandth of a share of Series C Preferred Stock or shares or other units of other property for which a Right is exercisable immediately prior to the time of the action of the Board to exchange the Rights.

Redemption of the Rights. At any time prior to the earliest of (i) the Stock Acquisition Date, (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person, or (iii) May 12, 2019, we may redeem all, but not less than all, of the Rights at a price of $0.001 per Right (payable in cash, shares of our common stock or other consideration deemed appropriate by the Board and subject to adjustment). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of these Rights will be to receive the $0.001 redemption price.

No Rights as Stockholder. Until a Right is exercised, the holder will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board at any time during the period in which the Rights are redeemable. At any time when the Rights are no longer redeemable, the provisions of the Rights Agreement may be amended by the Board only if the amendment does not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person) or cause the Rights to become redeemable again.

Certain Anti-takeover Effects. The Rights approved by the Board are designed to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt by an acquirer to take over the Company, in a manner or on terms not approved by the Board. Takeover attempts frequently include coercive tactics to deprive the Board and its stockholders of a full opportunity to evaluate an offer in light of our long term prospects. The Rights have been declared by the Board in order to deter such tactics.

The Rights are not intended to prevent all takeovers of the Company and will not do so. Since, subject to the restrictions described above, we may redeem the Rights prior to the Distribution Date, the Rights should not interfere with any merger or business combination approved by the Board.

The Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. The Rights may cause substantial dilution to a person or group that attempts to acquire us (or which otherwise becomes an Acquiring Person) on terms or in a manner not approved by the Board, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

In addition, our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of our company.

Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our stockholders may also take any action by written consent in lieu of a meeting.

Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Chairman of the Board, our chief executive officer or our Board. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our Board, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board. In addition, the affirmative vote of the holders of at least three-fourths of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described in the prior two paragraphs.

Listing

Our common stock is quoted on The OTC Bulletin Board under the symbol “PYMX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

DESCRIPTION OF WARRANTS

We may issue additional warrants to purchase common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We may issue warrants under one or more warrant agreements between us and the warrant holder or under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•         the title of the warrants;

•         the aggregate number of warrants offered;

•         the designation, number and terms of the common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•         the exercise price of the warrants;

•         the dates or periods during which the warrants are exercisable;

•         the designation and terms of any securities with which the warrants are issued;

•         if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•         if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•         any minimum or maximum amount of warrants that may be exercised at any one time;

•         any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•         any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the Registration Statement the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock or preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•         the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•         the rights and obligations of the unit agent, if any;

•         any provisions of the governing unit agreement that differ from those described below; and

•         any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each warrant and to any common stock, preferred stock or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Each series of securities will be a new issue of securities and will have no established trading market (other than our common stock). Any common stock sold pursuant to a prospectus supplement will be eligible for quotation on the OTC Bulletin Board or such other trading market as specified in a prospectus supplement. Any securities sold pursuant to a prospectus supplement, other than our common stock, may or may not be listed on a national securities exchange or approved for trading on any other trading market.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters related to the securities offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Pepper Hamilton LLP. If legal matters in connection with any offerings made pursuant to this prospectus are passed upon by counsel other than Pepper Hamilton LLP, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

25,000,000 Units

Units Consisting of
One Share of Common Stock and
a Warrant to Purchase one-half of a Share of Common Stock

PROSPECTUS SUPPLEMENT

Cowen and Company

Roth Capital Partners	Rodman & Renshaw, LLC

Noble Financial Capital Markets

April 5, 2011